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                                                                     EXHIBIT 3.7

                          CERTIFICATE OF INCORPORATION

                                       OF

                        EAGLE GEOPHYSICAL LEASING, INC.



       1.     The name of the corporation is Eagle Geophysical Leasing, Inc.

       2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

       3. The nature of the business or purposes to be conducted or promoted is:

       To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

       4. The total number of shares of common stock which the corporation shall have authority to issue is 1,000 and the par value of each such share is $0.01.

       5.     The name and mailing address of each incorporator is as follows:

              NAME                                       ADDRESS
              ----                                       -------

       William Mark Young                         333 Clay Avenue
                                                  Suite 800
                                                  Houston, Texas  77002

       6.     The corporation is to have perpetual existence.

       7. The name and mailing address of each of the initial directors of the corporation is as follows:

              NAME                                       ADDRESS
              ----                                       -------

       Jay N. Silverman                           50 Briar Hollow Lane
                                                  West Building, 6th Floor
                                                  Houston, Texas  77027

       8. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:
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       To adopt, amend or repeal the bylaws of the corporation.

       9. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

       10. No director of the corporation shall be personally liable to the corporation or any of its stockholders for monetary damages resulting from a breach of fiduciary duty involving any act or omission of any director; provided, however, that the foregoing provision shall not limit the liability of any director (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Title 8, Section 174 of the Delaware Code or (iv) for any transaction from which such director derived an improper personal benefit.

       11. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on application in a summary way of this corporation of any creditor or stockholder thereof or on the application of any receiver or its receivers appointed for this corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or a class of creditors, and/or of the stockholders or a class of stockholders for this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

       I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 28th day of October, 1997.



                                                  /s/ WILLIAM MARK YOUNG
                                           ------------------------------------
                                           William Mark Young
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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        EAGLE GEOPHYSICAL LEASING, INC.


       Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, Eagle Geophysical Leasing, Inc. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

       FIRST:      That the Board of Directors of the Company, by written
consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, adopted a resolution setting forth and declaring advisable the following proposed amendment to the Certificate of Incorporation of the Company.

              Paragraph One of the Certificate of Incorporation of the Company shall be amended to read in its entirety as follows:

                   "The name of the corporation is Eagle Geophysical Royalty,
              Inc."

       SECOND:     That thereafter, pursuant to resolution of the Board of
Directors, the proposed amendment was submitted to the stockholders of the Company, and the necessary number of shares as required by statute was voted in favor of the amendment.

       THIRD:      That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

       FOURTH:     That this Certificate of Amendment shall be effective upon the filing hereof.

       IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be executed this 1st day of August, 1998.


                                           EAGLE GEOPHYSICAL LEASING, INC.


                                           By:        /S/ JAY N. SILVERMAN
                                               ---------------------------------
                                                Jay N. Silverman, President